UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2010

Hines Global REIT, Inc.
__________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On September 8, 2010, Hines Global REIT Hock Plaza I, LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Hock Plaza, a 12-story office building located in the North Durham submarket of Durham, North Carolina.

On September 14, 2010, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the Hines Global REIT Hock Plaza I, LLC, acquisition of Hock Plaza. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Hock Plaza, Durham, North Carolina—For the Six Months Ended June 30, 2010 (Unaudited) and the Year Ended December 31, 2009

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

November 10, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Hock Plaza I, located in Durham, North Carolina (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
November 10, 2010

HOCK PLAZA I, DURHAM, NORTH CAROLINA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2010 (unaudited) and for the Year Ended December 31, 2009

	Six Months Ended June 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues:
Rental revenue	$5,068,557	$10,121,391
Other revenue	82,409	103,100
Total revenues	5,150,966	10,224,491
Certain Operating Expenses:
Utilities	227,583	477,173
Real estate taxes	481,311	928,147
Repairs and maintenance	152,877	226,781
Cleaning services	134,705	294,681
Salaries and wages	105,215	211,824
Building management services	161,455	279,221
Property management fees	143,571	286,417
Insurance	44,283	91,926
Interest expense	2,244,400	4,526,000
Total certain operating expenses	3,695,400	7,322,170
Revenues in excess of certain operating expenses	$1,455,566	$2,902,321

See accompanying notes to statements of revenues and certain operating expenses.

HOCK PLAZA I, DURHAM, NORTH CAROLINA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2010 (unaudited) and for the Year Ended December 31, 2009

(1)              Organization

Hock Plaza I (the “Property”) is a twelve-story office building located in Durham, North Carolina, that contains 327,160 square feet (unaudited) of office space. The Property was acquired by Hines Global REIT Hock Plaza I, LLC, (the "Company") a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”). The acquisition was completed on September 8, 2010. The Property is managed by Hines Interests Limited Partnership (“Hines”), an affiliate of the Company.

(2)              Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2010 included in this report are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operation expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

(3)              Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

(a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  The majority of leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of contractual rent of $282,866 (unaudited) for the six months ended June 30, 2010 and $728,067 for the year ended December 31, 2009.

(b)                       Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)              Related Party

Management fees presented in the Historical Summary were paid in accordance with a management agreement between Brickman Durham LLC and its affiliate, Brickman Management LLC.  The agreement provided for property management fees of 3% of gross revenues collected.  For the six months ended June 30, 2010 (unaudited) and the year ended December 31, 2009, management fees totaled approximately $144,000 and $286,000, respectively.

HOCK PLAZA I, DURHAM, NORTH CAROLINA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(6)              Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2009 is as follows:

Year ending December 31:	Amount
2010	$8,829,045
2011	9,027,699
2012	9,230,822
2013	9,438,516
2014	9,649,133
Thereafter	49,726,467
Total	$95,901,682

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for operating expenses and real estate taxes.   There were no contingent rents for the six months ended June 30, 2010 (unaudited) and the year ended December 31, 2009.

Of the total rental revenue for the year ended December 31, 2009, 100% was earned from Duke University or its affiliates, whose leases expire in October 2019.

(7)              Mortgage Note Payable

In connection with the acquisition of the Property, Hines Global REIT Hock Plaza I LLC assumed a mortgage note payable to Greenwich Capital Financial Products, Inc. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily, based on a 360 day year, at a fixed rate of 5.58% per annum, which is paid in monthly installments until the maturity date of December 6, 2015.  Payments on the Mortgage Note are interest-only until January 6, 2011, at which point payments are made based on a 30-year amortization schedule.

Future principal payments on the Mortgage Note are as follows:

Year ending December 31:	Amount
2010	$—
2011	998,880
2012	1,044,128
2013	1,117,508
2014	1,182,396
Thereafter	75,657,088
Total	$80,000,000

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global” and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2010:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.3 million
Fifty South Sixth	November 4, 2010	$180.0 million

On September 8, 2010, a subsidiary of the Company acquired Hock Plaza.  The net purchase price for Hock Plaza was $97.9 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition using proceeds from its current public offering and the assumption of an existing $80.0 million mortgage loan.

The unaudited pro forma consolidated balance sheet assumes the acquisitions of the Brindleyplace Project and Hock Plaza occurred on June 30, 2010. The unaudited pro forma consolidated statements of operations assume that the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza occurred on January 1, 2009.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of Hock Plaza are preliminary and subject to change.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. The financial statements of Southpark are required to be filed on or before January 4, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Southpark.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Fifty South Sixth.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2010

	June 30, 2010	Adjustment for Hock Plaza		Other Adjustments		Pro Forma
ASSETS
Investment property, net	$10,039,045	$70,924,321	(a)	$207,000,108	(d)	$287,963,474
Cash and cash equivalents	113,450,447	(12,933,321)	(a)	(42,340,229)	(d)	58,176,897
Tenant and other receivables	1,876,613	—		—		1,876,613
Intangible lease assets, net	10,191,682	24,760,000	(a)	79,644,600	(d)	114,596,282
Deposits on investment property	34,634,900	(5,000,000)	(a)	(28,634,900)	(d)	1,000,000
Deferred financing costs, net	55,405	—		—		55,405
Other assets	17,500	—		—		17,500
Total Assets	$170,265,592	$77,751,000		$215,669,579		$463,686,171
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$2,517,696	$—		—		$2,517,696
Notes payable	—	77,131,000	(b)	183,656,655	(e)	260,787,655
Due to affiliates	1,558,168	2,758,666	(c)	4,492,419	(c)	8,809,253
Intangible lease liabilities, net	—	620,000	(a)	4,171,860	(d)	4,791,860
Other liabilities	8,636	—		—		8,636
Distributions payable	965,505	—		—		965,505
Total liabilities	5,050,005	80,509,666		192,320,934		277,880,605
Commitments and Contingencies
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of June 30, 2010	—	—		—		—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of June 30, 2010; 18,458,929 common shares issued and outstanding as of June 30, 2010	18,459	—		—		18,459
Additional paid-in capital	157,763,983	—		—		157,763,983
Retained deficit	(3,287,144)	(2,758,666)	(c)	(4,492,419)	(c)	(10,538,229)
Accumulated other comprehensive income	17,183	—		(190,160)		(172,977)
Stockholders’ equity	154,512,481	(2,758,666)		(4,682,579)		147,071,236
Noncontrolling interests	10,703,106	—		28,031,224	(f)	38,734,330
Total Equity	165,215,587	(2,758,666)		23,348,645		185,805,566
Total Liabilities and Equity	$170,265,592	$77,751,000		$215,669,579		$463,686,171

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Hock Plaza, assuming it had occurred on June 30, 2010.  The purchase price was $97.9 million, which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by using proceeds from the Company’s current public offering and the assumption of an existing $80.0 million mortgage loan.  Pro forma adjustments related to the purchase price allocation of Hock Plaza are preliminary and subject to change.

(b)
To record the pro forma effect of permanent financing related to the Company’s acquisition of Hock Plaza, assuming it was in place by June 30, 2010.  At the time of acquisition, the fair value of this mortgage was estimated to be $77.1 million, resulting in a discount of $2.9 million.  The discount is being amortized over the term of the mortgage.

(c)	To record the pro forma effect of the Company's 2% acquisition fee and 1% financing fee related to the acquisition of the Brindleyplace Project and Hock Plaza.

(d)
To record the pro forma effect of the Company’s acquisition of the Brindleyplace Project, assuming it had occurred on June 30, 2010.  The purchase price was £186.2 million ($282.5 million assuming a rate of $1.52 per GBP based on the transaction date), which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by contributions from the Company and Moorfield and a £121.1 million secured mortgage facility ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date).  Pro forma adjustments related to the purchase price allocation of the Brindleyplace Project are preliminary and subject to change.

(e)	To record the pro forma effect of permanent financing related to the Company’s acquisition of the Brindleyplace Project, assuming it was in place by June 30, 2010.

(f)	To record the pro forma effect of Moorfield’s investment in the Brindleyplace JV assuming it had taken place on June 30, 2010.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2010

	Six Months Ended June 30, 2010	Adjustment for Hock Plaza Acquisition			Other Adjustments		Pro Forma

Revenues:
Rental revenue	$133,444		$4,776,127	(a)	$14,707,065	(g)	$19,616,636
Other revenue	401		82,409	(a)	3,563	(g)	86,373
Total revenues	133,845		4,858,536		14,710,628		19,703,009
Expenses:
Property operating expenses	8,561		826,118	(a)	3,402,877	(g)	4,237,556
Real property taxes	15,639		481,311	(a)	176,218	(g)	673,168
Property management fees	2,324		143,571	(b)	184,161	(h)	330,056
Depreciation and amortization	57,437		1,900,181	(a)	11,876,136	(g)	13,833,754
Acquisition related expenses	2,582,813		(172,814)	(c)	(2,229,381)	(c)	180,618
Asset management and acquisition fees	425,315		135,258	(i)	541,997	(i)	1,102,570
General and administrative expenses	775,293		—		—		775,293
Total expenses	3,867,382		3,313,625		13,952,008		21,133,015
Income (loss) before interest income (expense)	(3,733,537)		1,544,911		758,620		(1,430,006)
Interest expense	—		(2,517,812)	(d)	(3,590,488)	(j)	(6,108,300)
Interest income	25,029		—		—		25,029
Net loss	$(3,708,508)		$(972,901)		$(2,831,868)		$(7,513,277)
Net loss attributable to noncontrolling interests	828,996		—		1,127,883	(e)	1,956,879
Net loss attributable to common stockholders	$(2,879,512)		$(972,901)		$(1,703,985)		$(5,556,398)
Basic and diluted loss per common share:	$(0.29)	$					$(0.50)
Weighted average number common shares outstanding	9,785,063				1,302,782	(f)	11,087,845

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Six Months Ended June 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Hock Plaza, assuming that the acquisition had occurred on January 1, 2009.  Adjustments are based on the historical results of operations of Hock Plaza. Included in this adjustment is a decrease to rental revenue of approximately $292,000 related to out-of-market leases which are amortized over the the lease terms. Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of Hock Plaza, which is preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (3% of total revenue) assuming that the acquisition of Hock Plaza had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenues based on new management agreements entered into for each asset.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisition of Hock Plaza, the Brindleyplace Project and 17600 Gillette.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisition of Hock as well as amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

(e)
To allocate 40% of the pro forma net income of the Brindleyplace JV to the Company’s joint venture partner Moorfield in accordance with the joint venture agreement, excluding pro forma adjustments related to the Company's asset management fee.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above, less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Six Months Ended June 30, 2010
Cash needed to acquire 17600 Gillette	$20,350,000
Cash needed to acquire the Brindleyplace Project	59,289,716
Cash needed to acquire Hock Plaza	17,933,321
97,573,037

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	11,087,845
Less: Historical weighted average common shares outstanding	(9,785,063)
1,302,782

(g)
To record the pro forma effect of the Company’s acquisition of the Brindleyplace Project and 17600 Gillette based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.  Pro forma adjustments to depreciation and amortization expenses (preliminary and subject to change) were based on the purchase price allocation of 17600 Gillette and Brindleyplace.  Included in this adjustment is an increase to rental revenue of approximately $611,000 related to amortization of the out-of-market leases.

(h)
To record the pro forma effect of the Company's property management fee assuming that the acquisition of the Brindleyplace Project and 17600 Gillette had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are a flate fee of £233,000 based on a new management agreement.

(i)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009. In addition, this adjustment includes approximately $407,000 required to eliminate the effect of a non-recurring acquisition fee included in the Company’s statement of operations for the six months ended June 30, 2010 related to the acquisition of 17600 Gillette.

(j)	To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisition of Brindleyplace. On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

	Year Ended December 31, 2009	Adjustment for the Hock Plaza Acquisition			Other Adjustments			Pro Forma

Revenues:
Rental revenue	$—		$9,536,532	(a)		$30,409,154	(f)	$39,945,686
Other revenue	—		103,100	(a)		7,927	(f)	111,027
Total revenues	—		9,639,632			30,417,081		40,056,713
Expenses:
Property operating expenses	—		1,581,606	(a)		6,885,746	(f)	8,467,352
Real property taxes	—		928,147	(a)		336,985	(f)	1,265,132
Property management fees	—		286,417	(b)		376,316	(g)	662,733
Depreciation and amortization	—		3,800,363	(a)		24,459,621	(f)	28,259,984
Acquisition related expenses	—		—			—		—
Asset management and acquisition fees	—		270,516	(h)		1,934,625	(h)	2,205,141
Organizational expenses	337,397		—			—		337,397
General and administrative expenses	227,611		—			—		227,611
Total expenses	565,008		6,867,049			33,993,293		41,425,350
Income (loss) before interest income (expense)	(565,008)		2,772,583			(3,576,212)		(1,368,637)
Interest expense	—		(5,072,823)	(c)		(7,180,975)	(i)	(12,253,798)
Interest income	3,054		—			—		3,054
Net loss	$(561,954)		$(2,300,240)			$(10,757,187)		$(13,619,381)
Net loss attributable to noncontrolling interests	154,322		—			3,852,188	(d)	4,006,510
Net loss attributable to common stockholders	$(407,632)		$(2,300,240)			$(6,904,999)		$(9,612,871)
Basic and diluted loss per common share:	$(1.19)	$			$			$(0.87)
Weighted average number common shares outstanding	342,558					10,745,287	(e)	11,087,845

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2009

(a)
To record the pro forma effect of the Company’s acquisitions of Hock Plaza, assuming that the acquisition had occurred on January 1, 2009. Adjustments are based on the historical results of operations of Hock Plaza. Included in this adjustment is a decrease to rental revenue of approximately $585,000 related to out-of-market leases which are amortized over the the lease terms. Pro forma adjustments to depreciation and amortization expense were based on the purchase price allocation of Hock Plaza are preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (3% of total revenue) assuming that the acquisition of Hock Plaza had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenue based on new management agreements entered into for each asset.

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisition of Hock Plaza as well as amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

(d)
To allocate 40% of the pro forma net income of the Brindleyplace JV to the Company’s joint venture partner Moorfield in accordance with the joint venture agreement, excluding pro forma adjustments related to the Company's asset management fee.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above, less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2009
Cash needed to acquire 17600 Gillette	$20,350,000
Cash needed to acquire the Brindleyplace Project	59,289,716
Cash needed to acquire Hock Plaza	17,933,321
97,573,037

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	11,087,845
Less: Historical weighted average common shares outstanding	(342,558)
10,745,287

(f)
To record the pro forma effect of the Company’s acquisition of the Brindleyplace Project and 17600 Gillette based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.   Pro forma adjustments to depreciation and amortization expenses (preliminary and subject to change) were based on the purchase price allocation of 17600 Gillette and Brindleyplace.  Included in this adjustment is an increase to rental revenue of $1.2 million related to amortization of the out-of-market leases.

(g)
To record the pro forma effect of the Company's property management fee assuming that the acquisition of the Brindleyplace Project and 17600 Gillette had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are a flate fee of £233,000 based on a new management agreement.

(h)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009. No pro forma adjustments were recorded related to acquisition fees as they are non-recurring charges which arise directly from the acquisitions. The property management fees are fixed fees based on new management agreements entered into for each asset.

(i)	To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisition of Brindleyplace. On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction ate) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.

HINES GLOBAL REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2010
and the Year Ended December 31, 2009

(1)  Investment Properties Acquired After January 1, 2009

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 29 tenants.

The contract purchase price for the Brindleyplace Project was £186.2 million ($282.5 million assuming a rate of $1.52 per GBP based on the transaction date), exclusive of transaction costs, financing fees and working capital reserves. The Brindleyplace JV funded the acquisition using contributions from the venturers and proceeds from a secured mortgage facility agreement entered into with Eurohypo AG in the aggregate amount of £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date).

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Southeast Austin. The financial statements of Southpark are required to be filed on or before January 4, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Southpark.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma balance sheet or statements of operations related to Fifty South Sixth.

The unaudited pro forma consolidated balance sheet assumes that all acquisitions described above except Southpark and Fifty South Sixth occurred on June 30, 2010. The unaudited pro forma consolidated statements of operations assume that all acquisitions described above except Southpark and Fifty South Sixth occurred on January 1, 2009.